NEWS RELEASE
ELIZABETH CONWAY	SUE PERRAM
DIRECTOR	DIRECTOR
EXTERNAL COMMUNICATIONS	INVESTOR RELATIONS
502-774-7737	502-774-6862
ELIZABETH_CONWAY@B-F.COM	SUE_PERRAM@B-F.COM

BROWN-FORMAN INCREASES CASH DIVIDEND FOR 39TH CONSECUTIVE YEAR
ELECTS MARK CLOUSE AND ELIZABETH SMITH TO BOARD OF DIRECTORS

LOUISVILLE, KY, November 17, 2022 – Brown-Forman Corporation (NYSE: BFA, BFB) announced today that its Board of Directors approved an increase of 9% to the quarterly cash dividend from $0.1885 per share to $0.2055 per share on its Class A and Class B Common Stock. As a result, the indicated annual cash dividend will rise from $0.7540 per share to $0.8220 per share. The dividend is payable on January 3, 2023, to stockholders of record on December 2, 2022. Brown-Forman, a member of the prestigious S&P 500 Dividend Aristocrats index, has paid regular quarterly cash dividends for 79 years and has increased the cash dividend for 39 consecutive years.

The company also announced that Mark Clouse and Elizabeth (Liz) Smith have been elected to the Board of Directors. The election of Clouse and Smith will bring the number of directors on Brown-Forman’s Board to 12. Clouse will join the board immediately, with Smith joining in January 2023.

"I am pleased to welcome Mark and Liz to the Brown-Forman Board of Directors. Mark and Liz have a strong understanding of the power of brands, a familiarity with the food, beverage, and hospitality industries, and valuable experience with global organizations like Brown-Forman,” said Campbell P. Brown, Brown-Forman Board Chair. “We look forward to their contributions as we continue our company’s enduring journey to deliver growth and value to all our shareholders."

Clouse is President and Chief Executive Officer of Campbell Soup Company. He brings more than two decades of experience in the food industry with a track record of delivering revenue and earnings growth and generating significant value for shareholders.

Prior to joining Campbell, Clouse served as Chief Executive Officer and Director of Pinnacle. Previously, at Mondelēz International, he held key roles including Executive Vice President and Chief Commercial Officer, Executive Vice President and Chief Growth Officer, and Executive Vice President, North America. Clouse joined Kraft Foods after serving in the United States Army as a pilot and a captain.

Smith is the former Chief Executive Officer of Bloomin’ Brands and was responsible for developing and executing the company's long-term objectives, growth strategies, and initiatives for its portfolio of casual and fine dining brands. Her leadership was instrumental in the revitalization of the company's core brands, domestically and internationally. Smith also served as Executive Chair and Chairperson of the Bloomin’ Brands Board of Directors. Currently, she serves as a member of the Board of Directors of Bloomin' Brands, Hilton Worldwide Holdings, Inc., USA Fund for UNICEF, and as Chair of the Atlanta Federal Reserve Board.

Prior to Bloomin’ Brands, Smith was President of Avon Products, Inc., where she successfully led the company's global marketing, supply chain, information technology, and sales business units. Smith also worked in several roles at Kraft Foods, Inc., including Group Vice President and President of the U.S. beverages and grocery sectors.

For more than 150 years, Brown-Forman Corporation has enriched the experience of life by responsibly building fine quality beverage alcohol brands, including Jack Daniel's Tennessee Whiskey, Jack Daniel's Tennessee RTDs, Jack Daniel's Tennessee Honey, Jack Daniel's Tennessee Fire, Jack Daniel's Tennessee Apple, Gentleman Jack, Jack Daniel's Single Barrel, Woodford Reserve, Old Forester, Coopers’ Craft, The GlenDronach, Benriach, Glenglassaugh, Slane, Herradura, el Jimador, New Mix, Korbel, Sonoma-Cutrer, Finlandia, Chambord, Fords Gin, and Gin Mare. Brown-Forman’s brands are supported by approximately 5,200 employees globally and sold in more than 170 countries worldwide. For more information about the company, please visit brown-forman.com. Follow us on Twitter, Instagram, and LinkedIn.

Important Information on Forward-Looking Statements:
This press release contains statements, estimates, and projections that are “forward-looking statements” as defined under U.S. federal securities laws, including statements regarding plans for onboarding new directors. Words such as “aim,” “anticipate,” “aspire,” “believe,” “can,” “continue,” “could,” “envision,” “estimate,” “expect,” “expectation,” “intend,” “may,” “might,” “plan,” “potential,” “project,” “pursue,” “see,” “seek,” “should,” “will,” “would,” and similar words indicate forward-looking statements, which speak only as of the date we make them. Except as required by law, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. By their nature, forward-looking statements involve risks, uncertainties, and other factors (many beyond our control) that could cause our actual results to differ materially from our historical experience or from our current expectations or projections.

These risks and uncertainties include, but are not limited to:
•Our substantial dependence upon the continued growth of the Jack Daniel’s family of brands

•Substantial competition from new entrants, consolidations by competitors and retailers, and other competitive activities, such as pricing actions (including price reductions, promotions, discounting, couponing, or free goods), marketing, category expansion, product introductions, or entry or expansion in our geographic markets or distribution networks
•Route-to-consumer changes that affect the timing of our sales, temporarily disrupt the marketing or sale of our products, or result in higher fixed costs
•Disruption of our distribution network or inventory fluctuations in our products by distributors, wholesalers, or retailers
•Changes in consumer preferences, consumption, or purchase patterns – particularly away from larger producers in favor of small distilleries or local producers, or away from brown spirits, our premium products, or spirits generally, and our ability to anticipate or react to them; further legalization of marijuana; shifts in consumer purchase practices; bar, restaurant, travel, or other on-premise declines; shifts in demographic or health and wellness trends; or unfavorable consumer reaction to new products, line extensions, package changes, product reformulations, or other product innovation
•Production facility, aging warehouse, or supply chain disruption
•Imprecision in supply/demand forecasting
•Higher costs, lower quality, or unavailability of energy, water, raw materials, product ingredients, or labor
•Impact of health epidemics and pandemics, including the COVID-19 pandemic, and the risk of the resulting negative economic impacts and related governmental actions
•Unfavorable global or regional economic conditions, particularly related to the COVID-19 pandemic, and related economic slowdowns or recessions, low consumer confidence, high unemployment, weak credit or capital markets, budget deficits, burdensome government debt, austerity measures, higher interest rates, higher taxes, political instability, higher inflation, deflation, lower returns on pension assets, or lower discount rates for pension obligations
•Product recalls or other product liability claims, product tampering, contamination, or quality issues
•Negative publicity related to our company, products, brands, marketing, executive leadership, employees, Board of Directors, family stockholders, operations, business performance, or prospects
•Failure to attract or retain key executive or employee talent
•Risks associated with acquisitions, dispositions, business partnerships, or investments – such as acquisition integration, termination difficulties or costs, or impairment in recorded value
•Risks associated with being a U.S.-based company with a global business, including commercial, political, and financial risks; local labor policies and conditions; protectionist trade policies, or economic or trade sanctions, including additional retaliatory tariffs on American whiskeys and the effectiveness of our actions to mitigate the negative impact on our margins, sales, and distributors; compliance with local trade practices and other regulations; terrorism; and health pandemics
•Failure to comply with anti-corruption laws, trade sanctions and restrictions, or similar laws or regulations
•Fluctuations in foreign currency exchange rates, particularly a stronger U.S. dollar
•Changes in laws, regulatory measures, or governmental policies – especially those that affect the production, importation, marketing, labeling, pricing, distribution, sale, or consumption of our beverage alcohol products
•Tax rate changes (including excise, corporate, sales or value-added taxes, property taxes, payroll taxes, import and export duties, and tariffs) or changes in related reserves, changes in tax rules or accounting standards, and the unpredictability and suddenness with which they can occur
•Decline in the social acceptability of beverage alcohol in significant markets
•Significant additional labeling or warning requirements or limitations on availability of our beverage alcohol products
•Counterfeiting and inadequate protection of our intellectual property rights
•Significant legal disputes and proceedings, or government investigations
•Cyber breach or failure or corruption of our key information technology systems or those of our suppliers, customers, or direct and indirect business partners, or failure to comply with personal data protection laws
•Our status as a family “controlled company” under New York Stock Exchange rules, and our dual-class share structure
For further information on these and other risks, please refer to our public filings, including the “Risk Factors” section of our annual report on Form 10-K and quarterly reports on Form 10-Q filed with the Securities and Exchange Commission.

###